EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Broadwind Energy, Inc. (the “Company”) for the period ended June  30, 2017, as filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Report”), I, Stephanie K. Kushner,  President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that:

(i)the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 1, 2017

/s/ Stephanie K. Kushner
Stephanie K. Kushner
President, Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

This certification accompanies the Report pursuant to Section 906 and shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Commission or its staff upon request.